Exhibit 99.2

BancTrust Financial Group

CHARTER OF THE CORPORATE GOVERNANCE & NOMINATING COMMITTEE

I. Purposes of the Committee

From time to time the Corporate Governance & Nominating Committee (the "Committee") will identify individuals qualified to become Board members and recommend to the Board the individuals for nomination as members of the Board and its committees and (ii) assist the Board in establishing and maintaining effective corporate governance policies and practices, including development of corporate governance guidelines applicable to the Company for approval by the Board.

II. Membership of Corporate Governance & Nominating Committee

The Committee shall consist of a minimum of three (3) directors. Each of the members of the Committee shall be "independent" under the applicable NASDAQ listing rules. The members of the Committee shall be appointed by the Board of Directors and shall serve for such term or terms as the Board of Directors may determine and until their successors shall be duly qualified and appointed. The Chairman shall be designated by the Board.

III. Committee Meetings, Structure and Operations

The Committee shall meet as frequently as the Committee deems necessary. The operation of the Committee, including with respect to actions without meetings, notice of meetings and waiver of notice, quorums and voting requirements shall be as set forth in the Company's Bylaws.

IV. Duties, Responsibilities and Authority of the Committee

The Committee shall have the following duties, responsibilities and authority:

- To make recommendations to the Board from time to time as to the appropriate size of the Board and the structure and operations of the various committees of the Board.

- To identify and review individuals believed to be qualified to become members of the Board and, subject to any provisions set forth in the Company's Amended and Restated Articles of Incorporation or Bylaws relating to the nomination of directors, recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders of the Company or, if applicable, at a special meeting of shareholders, or to fill any vacancy on the Board. In nominating candidates, the Committee shall consider and assess issues and factors that the Committee and the Board deem appropriate, including an individual's integrity, education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions such as the Company. The Committee will consider recommendations by the Company's shareholders of qualified director candidates for possible nomination by the Board.

- To consider matters relating to the Company's director retirement policy and make recommendations to the Board.

- To recommend Board committee assignments and committee chairs on all active committees of the Board, and to recommend committee members to fill vacancies on committees as necessary.

- To assist the Board in its evaluation of the independence of the Company's directors in accordance with applicable legal and regulatory requirements.

- To develop and recommend to the Board a set of corporate governance policies, practices and guidelines appropriate to the Company and to review such policies, practices and guidelines at least annually and recommend changes as necessary.

- To serve as a resource for the Board in addressing any corporate governance issues or matters that may arise.

- To recommend to the Board an evaluation process of the Board, its committees and management, as appropriate, and provide the oversight for such process.

- To prepare and review with the Board an annual self-evaluation of the Committee.

- To review and reassess the adequacy of this Charter at least annually and recommend changes as necessary.

- To perform any other duties or responsibilities expressly delegated to the Committee by the Board of directors from time to time, including as set forth in the Company's corporate governance guidelines and code of conduct and ethics.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

V. Reporting of Committee Activities to the Board of Directors

The Committee shall report the information elicited by its activities to the Board of Directors and, where appropriate, its recommendations for action by the Board of Directors at their next meeting subsequent to that of the Committee. Certain action by the Committee may be similarly reported to the Board of Directors for approval, ratification, and/or confirmation.

VI. Committee Resources

In order to carry out the duties conferred upon the Committee by the Charter, the Committee is authorized to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, or other experts or consultants, as it deems appropriate, including the Company's regular counsel, without seeking approval of management or the Board of Directors. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of any such fees.